Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year End 2014

Q4 Product Revenue Up Year-over-Year: 18% (GAAP and Non-GAAP)

Q4 Revenue Up Year-over-Year: 15% GAAP; 14% Non-GAAP

FY 2014 Product Revenue up 18% Year-over-Year (GAAP and Non-GAAP)

FY 2014 Revenue Up 13% Year-over-Year (GAAP and Non-GAAP)

FY 2014 Net Income Up Year-over-Year: 21% GAAP; 15% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--April 24, 2014--NetScout Systems, Inc. (NASDAQ: NTCT):

	FY 2014		Q4 FY 2014
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$396.6	$397.2	$112.3	$112.5
Net income (in millions)	$49.1	$64.2	$16.7	$20.2
Net income per share	$1.17	$1.53	$0.40	$0.48

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network, application and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2014.

“We are pleased to report continuing strong financial results for our fourth quarter as well as the completion of a very successful FY 2014,” said Anil Singhal, President and CEO of NetScout Systems. “This year was marked by the successful launch of our new nGeniusONE product, continuing market share gains in Service Provider and increasing traction in our complementary packet flow switch product line. As a result of our evolving strategy, differentiated technology and expanded product portfolio, we have quadrupled our total addressable market to over $4 billion. We look forward to FY 2015, as we continue to innovate with our newly patented Adaptive Session Intelligence (ASI) software. Our guidance for FY 2015 demonstrates our continued confidence.”

ASI and nGeniusONE provide actionable operational intelligence combined with performance analytics that will expand the Company’s footprint in Application Performance Management (APM) in FY 2015.

Total GAAP revenue for the fourth quarter was $112.3 million; non-GAAP revenue was $112.5 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the fourth quarter, on a GAAP and non-GAAP basis was $70.4 million. Service revenue on a GAAP basis was $41.9 million and non-GAAP service revenue was $42.1 million.

GAAP net income for the fourth quarter was $16.7 million, or $0.40 per diluted share. GAAP income from operations was $26.0 million. On a non-GAAP basis, net income for the quarter was $20.2 million, or $0.48 per diluted share, and non-GAAP income from operations was $31.4 million.

For the fiscal year ended March 31, 2014, NetScout reported total GAAP revenue of $396.6 million and non-GAAP revenue was $397.2 million. GAAP net income for the fiscal year was $49.1 million, or $1.17 per diluted share. GAAP income from operations was $78.0 million. Non-GAAP net income for the fiscal year was $64.2 million, or $1.53 per diluted share, and non-GAAP income from operations was $101.0 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Fiscal year 2014 GAAP net income per share results were above the original guidance range of $1.06 to $1.16. Non-GAAP net income per share results were above the original guidance range of $1.40 to $1.50. In January 2014, the company narrowed the revenue and net income per share guidance for fiscal year 2014. Fiscal year 2014 revenue results on a GAAP basis were above the narrowed range of $391 million to $394 million, while non-GAAP revenue was also above the range of $392 million to $395 million. Fiscal year 2014 GAAP and non-GAAP net income per diluted share results were above the narrowed guidance ranges. GAAP net income per diluted share range was narrowed to be in the range of $1.12 to $1.14. The non-GAAP net income per diluted share was raised to be between $1.48 and $1.50.

Financial Highlights:

For the fourth quarter:

  GAAP revenue increased 15% year-over-year and increased 2% sequentially. Non-GAAP revenue increased 14% year-over-year and increased 2% sequentially.
  GAAP and non-GAAP product revenue increased 18% year-over-year and increased 3% sequentially.
  GAAP operating margin was 23%, up one point from 22% a year ago. Non-GAAP operating margin was 28%, consistent with a year ago.

For the 2014 fiscal year:

  GAAP and non-GAAP revenue increased 13% year-over-year.
  GAAP and non-GAAP product revenue increased 18% year-over-year.
  GAAP operating margin was 20%, up two points from 18% in fiscal year 2013. Non-GAAP operating margin was 25.4%, up from fiscal year 2013.
  As of March 31, 2014 cash and cash equivalents and short and long-term marketable securities were $218.8 million, up $36.6 million from $182.2 million as of the end of the prior quarter. Year-over-year, cash and securities increased $64.7 million due to cash provided from operating activities offset by stock buyback activity.

Guidance:

For fiscal year 2015, we expect GAAP and non-GAAP revenue to be in the range of $450 million to $465 million. GAAP net income per diluted share is expected to be in the range of $1.36 to $1.43 and non-GAAP net income per diluted share between $1.74 and $1.81.

For fiscal year 2015, the non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $16.3 million, estimated amortization of acquired intangible assets of approximately $7.1 million, compensation for post combination services of approximately $1.2 million, and the related impact of these adjustments on the provision for income taxes of $8.5 million.

Additionally, the Company’s Board of Directors expanded the existing open market share repurchase program to enable the Company to purchase up to an additional $100 million in shares based on the Company’s continuing strong cash from operations and free cash flow.

CONFERENCE CALL INSTRUCTIONS:

NetScout invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID: 28534992. A replay of the call will be available after 11:30 a.m. ET on April 24, 2014 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 28534992.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP product margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ:NTCT) is the market leader in application and network performance management solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. Used by 92 percent of Fortune 100 organizations and more than 165 service providers worldwide, NetScout’s technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology. For more information about NetScout, visit www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2015, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, NetScout’s relationships with strategic partners, dependence upon broad-based acceptance of NetScout’s network performance management solutions, NetScout’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay, Simena, Accanto Systems and ONPATH Technologies, and achieve operational efficiencies. For a more detailed description of the risk factors associated with NetScout, please refer to NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2014 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenue:
Product	$70,373	$59,649	$234,268	$198,749
Service	41,944	38,428	162,379	151,801
Total revenue	112,317	98,077	396,647	350,550

Cost of revenue:
Product	15,102	13,170	51,219	45,752
Service	9,183	7,870	33,294	28,256
Total cost of revenue	24,285	21,040	84,513	74,008

Gross profit	88,032	77,037	312,134	276,542

Operating expenses:
Research and development	19,503	16,916	70,454	61,546
Sales and marketing	33,427	29,810	129,611	116,807
General and administrative	8,256	7,647	30,623	29,718
Amortization of acquired intangible assets	861	800	3,432	2,877
Restructuring charges	-	-	-	1,065
Total operating expenses	62,047	55,173	234,120	212,013

Income from operations	25,985	21,864	78,014	64,529
Interest and other expense, net	(70)	(217)	(158)	(793)

Income before income tax expense	25,915	21,647	77,856	63,736
Income tax expense	9,239	7,094	28,750	23,127
Net income	$16,676	$14,553	$49,106	$40,609

Basic net income per share	$0.40	$0.35	$1.19	$0.97
Diluted net income per share	$0.40	$0.34	$1.17	$0.96
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,240	41,517	41,366	41,665
Net income per share - diluted	41,899	42,199	41,955	42,322

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

GAAP Revenue	$112,317	$98,077	$396,647	$350,550
Deferred revenue fair value adjustment	139	544	558	1,215
Non-GAAP Revenue	$112,456	$98,621	$397,205	$351,765

GAAP Gross profit	$88,032	$77,037	$312,134	$276,542
Deferred revenue fair value adjustment	139	544	558	1,215
Inventory fair value adjustment	-	204	-	453
Share-based compensation expense (1)	229	152	969	577
Amortization of acquired intangible assets (2)	853	686	3,333	4,547
Compensation for post combination services (4)	9	7	34	14
Non-GAAP Gross profit	$89,262	$78,630	$317,028	$283,348

GAAP Income from operations	$25,985	$21,864	$78,014	$64,529
Deferred revenue fair value adjustment	139	544	558	1,215
Inventory fair value adjustment	-	204	-	453
Share-based compensation expense (1)	2,971	2,337	12,930	9,580
Amortization of acquired intangible assets (2)	1,714	1,486	6,765	7,424
Business development and integration expense (3)	41	244	523	1,618
Compensation for post combination services (4)	530	902	2,215	2,721
Restructuring charges	-	-	-	1,065
Non-GAAP Income from operations	$31,380	$27,581	$101,005	$88,605

GAAP Net income	$16,676	$14,553	$49,106	$40,609
Deferred revenue fair value adjustment	139	544	558	1,215
Inventory fair value adjustment	-	204	-	453
Share-based compensation expense (1)	2,971	2,337	12,930	9,580
Amortization of acquired intangible assets (2)	1,714	1,486	6,765	7,424
Business development and integration expense (3)	41	244	523	1,618
Compensation for post combination services (4)	530	902	2,215	2,721
Restructuring charges	-	-	-	1,065
Income tax adjustments (5)	(1,845)	(2,174)	(7,879)	(8,671)
Non-GAAP Net income	$20,226	$18,096	$64,218	$56,014

GAAP Diluted Net income per share	$0.40	$0.34	$1.17	$0.96
Share impact of non-GAAP adjustments identified above	0.08	0.09	0.36	0.36
Non-GAAP Diluted net income per share	$0.48	$0.43	$1.53	$1.32

Shares used in computing non-GAAP diluted net income per share	41,899	42,199	41,955	42,322

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$54	$59	$228	$235
Cost of service revenue	175	93	741	342
Research and development	1,045	780	4,361	2,944
Sales and marketing	839	734	3,791	3,035
General and administrative	858	671	3,809	3,024
Total share-based compensation expense	$2,971	$2,337	$12,930	$9,580

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:

Cost of product revenue	$853	$686	$3,333	$4,547
Operating expenses	861	800	3,432	2,877
Total amortization expense	$1,714	$1,486	$6,765	$7,424

(3)Business development and integration expense included in these amounts is as follows:

Cost of service revenue	$-	$-	$-	$-
Research and development	-	-	-	15
Sales and marketing	-	10	-	10
General and administrative	41	234	523	1,593
Other income (expense), net	-	-	-	-
Total business development and integration expense	$41	$244	$523	$1,618

(4)Compensation for post combination services included in these amounts is as follows:

Cost of product revenue	6	7	23	10
Cost of service revenue	3	-	11	4
Research and development	199	467	902	1,670
Sales and marketing	38	39	153	64
General and administrative	284	389	1,126	973
Total compensation for post combination services	$530	$902	$2,215	$2,721

(5)Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,052)	$(2,174)	$(8,737)	$(9,149)
Tax impact of non-GAAP reconciling items in loss jurisdictions	207	-	858	478
Total income tax adjustments	$(1,845)	$(2,174)	$(7,879)	$(8,671)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2014	2013

Assets
Current assets:
Cash, cash equivalents and marketable securities	$ 177,310	$ 137,268
Accounts receivable, net	60,518	73,900
Inventories	12,580	7,563
Prepaid expenses and other current assets	28,354	18,581

Total current assets	278,762	237,312

Fixed assets, net	23,098	19,678
Goodwill and intangible assets, net	261,959	266,280
Deferred income taxes	-	9,211
Long-term marketable securities	41,484	16,823
Other assets	2,460	2,872

Total assets	$ 607,763	$ 552,176

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 11,541	$ 10,161
Accrued compensation	34,901	31,585
Accrued other	7,221	8,370
Deferred revenue	109,301	95,055

Total current liabilities	162,964	145,171

Other long-term liabilities	6,661	6,497
Deferred tax liability	2,757	941
Accrued long-term retirement benefits	1,581	1,757
Long-term deferred revenue	24,639	25,907

Total liabilities	198,602	180,273

Stockholders' equity:
Common stock	50	49
Additional paid-in capital	273,574	253,202
Accumulated other comprehensive income	2,772	671
Treasury stock, at cost	(117,802)	(83,480)
Retained earnings	250,567	201,461

Total stockholders' equity	409,161	371,903

Total liabilities and stockholders' equity	$ 607,763	$ 552,176

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com